Exhibit 2.2
SECURITIES PURCHASE AGREEMENT
     This Agreement (the “Agreement”) is made as of the ___ day of February, 2007 by and between Brookside Technology Partnership, Inc., a Texas corporation having its offices at 5800 Airport Blvd., Austin, TX 78752 (the “Buyer”), Ruth Shepley, an individual having an address at 5313- B FM West # 224, Houston, Texas 77069 (the “Seller”) and Cruisestock, Inc., a Texas corporation having its offices at 5313- B FM West # 224, Houston, Texas 77069 (the “Issuer”).
WITNESSETH:
     WHEREAS, the Seller is the owner of 20,000,000 shares of Issuer’s common stock, par value $.001 per share (“Common Stock”), which represents a controlling interest in the Issuer; and
     WHEREAS, the Seller desires to sell to the Buyer, and the Buyer desires to purchase from the Seller, such 20,000,000 shares of Common Stock (the “Shares”), on and subject to the terms of this Agreement;
     WHEREAS, simultaneously with the execution of this Agreement (a) Issuer is entering into and closing a Plan of Stock Exchange and Agreement with the shareholders of Buyer pursuant to which such shareholders shall exchange all of their shares of Buyer for shares of Issuer (the “Exchange Agreement”), (b) Issuer is entering into and closing a securities purchase agreement (the “Securities Purchase Agreement”) with a group of accredited investors pursuant to which such investors shall acquire shares of Series A Convertible Preferred Stock of Issuer and warrants to purchase Common Stock for $1.5 million (the “Private Placement”), (c) Buyer is surrendering the Shares to the Issuer for cancellation and (d) Issuer is entering into a consulting agreement with Seller (the “Consulting Agreement”);
     NOW THEREFORE, in consideration of the forgoing recitals and for good and other valuable consideration hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
     1. Sale of the Shares. Subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties, covenants and agreements contained in this Agreement, the Seller shall sell the Shares to the Buyer, and the Buyer shall purchase the Shares from the Seller for an aggregate purchase price (the “Purchase Price”) equal to One Hundred Twenty Seven Thousand Nine Hundred Thirty Dollars ($127,930).
     2. Closing.
          a. The purchase and sales of the Shares shall take place at a closing (the “Closing”), to be held at such date, time and place as shall be determined by the Buyer on notice to the Seller.
          b. At the Closing:
               i. The Seller shall deliver to the Buyer a certificate for the Shares, duly endorsed in form for transfer to the Buyer.
               ii. The Buyer shall pay the Purchase Price for the Shares.

               iii. Counsel for the Issuer shall have given its opinion to the Buyer (in form acceptable to Buyer), which may be relied on by any subsequent purchasers of the Issuer’s capital stock and their counsel if such purchases take place as part of the next direct or indirect merger or similar transaction with an operating business that results in a change of control of the Issuer, to the effect that all of the issued and outstanding capital stock of the Issuer has been duly and validly authorized and issued and is fully paid and non-assessable and to such counsel’s knowledge not issued in violation of any preemptive right, right of first refusal or other right, and that the issuance of such capital stock was exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) of the Commission thereunder.
               iv. Immediately following the Closing, Buyer will transfer the Shares to the Issuer for cancellation.
          c. At and at any time after the Closing, the parties shall duly execute, acknowledge and deliver all such further assignments, conveyances, instruments and documents, and shall take such other action consistent with the terms of this Agreement to carry out the transactions contemplated by this Agreement.
          d. All representations, covenants and warranties of the Buyer and Seller contained in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though the same had been made on and as of such date.
     3. Representations and Warranties of the Buyer. The Buyer hereby represents and warrants to the Seller that Buyer has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder. No consent, approval or agreement of any individual or entity is required to be obtained by the Buyer in connection with the execution and performance by the Buyer of this Agreement or the execution and performance by the Buyer of any agreements, instruments or other obligations entered into in connection with this Agreement.
     4. Representations and Warranties of Issuer and Seller. Issuer and Seller hereby make the following representations and warranties to the Buyer, which may be relied on by any subsequent purchasers of the Issuer’s capital stock and their counsel if such purchases take place as part of the next direct or indirect merger or similar transaction with an operating business that results in a change of control of the Issuer:
          a. Seller initially acquired the Shares from Ivette Hunsinger, and Ms. Hunsinger initially acquired the Shares from the Company, in transactions exempt from the registration requirements of the Securities Act of 1933, as amended.
          b. Seller owns the Shares free and clear of any and all liens, claims, encumbrances, preemptive rights, right of first refusal and adverse interests of any kind and upon the Closing of the transactions contemplated hereby, Buyer shall own the Shares free and clear of any and all liens, claims, encumbrances, preemptive rights, right of first refusal and adverse interests of any kind.

          c. Seller has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and otherwise to carry out Seller’s obligations hereunder. No consent, approval or agreement of any individual or entity is required to be obtained by the Seller in connection with the execution and performance by the Seller of this Agreement or the execution and performance by the Seller of any agreements, instruments or other obligations entered into in connection with this Agreement.
          d. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the Seller’s knowledge, threatened against the Seller or any of Seller’s properties. There is no judgment, decree or order against the Seller that could prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.
          e. There are no material claims, actions, suits, proceedings, inquiries, labor disputes or investigations (whether or not purportedly on behalf of the Issuer) pending or, to the Seller’s knowledge, threatened against the Seller or any of its assets, at law or in equity or by or before any governmental entity or in arbitration or mediation. No bankruptcy, receivership or debtor relief proceedings are pending or, to the Seller’s knowledge, threatened against the Seller.
          f. The Seller has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign Law, judgment, decree, injunction or order, applicable to it, the conduct of its business, or the ownership or operation of its business. References in this Agreement to “Laws” shall refer to any laws, rules or regulations of any federal, state or local government or any governmental or quasi-governmental agency, bureau, commission, instrumentality or judicial body (including, without limitation, any federal or state securities law, regulation, rule or administrative order).
          g. The Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas.
          h. The Issuer has the requisite power and authority to enter into this Agreement, the Exchange Agreement and the Securities Purchase Agreement and to consummate the transactions contemplated hereby and thereby and to otherwise to carry out its obligations hereunder and thereunder. The Issuer is not in violation of any of the provisions of its certificate of incorporation or by-laws. No consent, approval or agreement of any individual or entity is required to be obtained by the Issuer in connection with the execution and performance by the Issuer of this Agreement, the Exchange Agreement or the Securities Purchase Agreement or the execution and performance by the Issuer of any agreements, instruments or other obligations entered into in connection with this Agreement.
          i. There are currently 24,000,000 shares of Common Stock issued and outstanding. There are no preferred shares of Issuer issued and outstanding. There are no options, warrants, agreements or other rights or instruments entitling any person to acquire any shares of any capital stock from the Issuer.
          j. There shall be no residual liens, lawsuits or judgments outstanding against the Issuer. Issuer has no issues outstanding with the SEC, the IRS, the NASD or any other government agency or SRO and the Issuer has no subsidiaries and no existing contracts, agreement, liabilities or obligations.
          k. Seller is the only employee, officer and director of Issuer. At the Closing, Seller shall appoint at least one new director to be designated by the Buyer. Immediately thereafter, Seller shall tender her resignation as an employee, officer and director of Issuer.
          l. Today and on the Closing date, Issuer shall have no assets and no liabilities.
          m. The Issuer has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign Law, judgment, decree, injunction or order, applicable to it, the conduct of its business, or the ownership or operation of its business. References in this Agreement to “Laws” shall refer to any laws, rules or regulations of any federal, state or local government or any governmental or quasi-governmental agency, bureau, commission, instrumentality or judicial body (including, without limitation, any federal or state securities law, regulation, rule or administrative order).
          n. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the Seller’s knowledge, threatened against the Issuer or any of its properties or any of its officers or directors (in their capacities as such). To the Seller’s knowledge, there is no judgment, decree or order against the Issuer that could prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.
          o. There are no material claims, actions, suits, proceedings, inquiries, labor disputes or investigations (whether or not purportedly on behalf of the Issuer) pending or, to the Seller’s knowledge, threatened against the Issuer or any of its assets, at law or in equity or by or before any governmental entity or in arbitration or mediation. No bankruptcy, receivership or debtor relief proceedings are pending or, to the Seller’s knowledge, threatened against the Issuer.
          p. No person is entitled to receive a finder’s fee from Seller in connection with this Agreement or any of the other agreements contemplated hereby or any of the actions contemplated hereby or thereby.
     5. Termination by Mutual Agreement. This Agreement may be terminated at any time by mutual consent of the parties hereto, provided that such consent to terminate is in writing and is signed by each of the parties hereto.
     6. Miscellaneous.
          a. Indemnity. Each party hereto (the “Indemnifying Party”) hereby agrees to indemnify and hold harmless the other party and its officers, directors and affiliates (the “Indemnified Party”) against, and in respect of, any and all damages, claims, losses, liabilities and expenses, including, without limitation, reasonable legal, accounting and other expenses, which may arise, directly or indirectly, out of (i) any material misrepresentation made by the Indemnifying Party contained in this Agreement or any other exhibit, schedule or agreement referenced hereby, or (ii) any material breach or violation by the Indemnifying Party of any provision of this Agreement or any of the other agreement to be delivered to in connection herewith. The provisions of this paragraph shall survive the Closing.
          b. Entire Agreement. This Agreement constitutes the entire agreement of the parties, superseding and terminating any and all prior or contemporaneous oral and written agreements, understandings or letters of intent between or among the parties with respect to the subject matter of this Agreement. No part of this Agreement may be modified or amended, nor may any right be waived, except by a written instrument which expressly refers to this Agreement, states that it is a modification or amendment of this Agreement and is signed by the parties to this Agreement, or, in the case of waiver, by the party granting the waiver. No course of conduct or dealing or trade usage or custom and no course of performance shall be relied on or referred to by any party to contradict, explain or supplement any provision of this Agreement, it being acknowledged by the parties to this Agreement that this Agreement is intended to be, and is, the complete and exclusive statement of the agreement with respect to its subject matter. Any waiver shall be limited to the express terms thereof and shall not be construed as a waiver of any other provisions or the same provisions at any other time or under any other circumstances.
          c. Severability. If any section, term or provision of this Agreement shall to any extent be held or determined to be invalid or unenforceable, the remaining sections, terms and provisions shall nevertheless continue in full force and effect.
          d. Notices. All notices provided for in this Agreement shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier, mail or messenger against receipt thereof or sent by registered or certified mail, return receipt requested, or by facsimile transmission or similar means of communication if receipt is confirmed or if transmission of such notice is confirmed by mail as provided in this Section 7(c). Notices shall be deemed to have been received on the date of personal delivery or telecopy or attempted delivery. Notice shall be delivered to the parties at the following addresses:
If to the Buyer:
Brookside Technology Partnership, Inc.
5800 Airport Drive
Austin, TX 78752
Attn: Michael Dance, President
If to Seller:
Ruth Shepley
5313-B FM West #224
Houston, TX 77069
If to the Issuer:
Cruisestock, Inc.
Ruth Shepley
5313-B FM West #224
Houston, TX 77069

Any party may, by like notice, change the address, person or telecopier number to which notice shall be sent.
          e. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Texas applicable to agreements executed and to be performed wholly within such State, without regard to any principles of conflicts of law. Each of the parties hereby irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement shall be brought in the federal or state courts located in the County of Travis in the State of Texas, by execution and delivery of this Agreement, irrevocably submits to and accepts the jurisdiction of said courts, and waives any defense that such court is not a convenient forum.
          f. Waiver of Jury Trial. EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN THE EVENT OF ANY SUIT, ACTION OR PROCEEDING TO ENFORCE THIS AGREEMENT OR ANY OTHER ACTION OR PROCEEDING WHICH MAY ARISE OUT OF OR IN ANY WAY BE CONNECTED WITH THIS AGREEMENT OR ANY OF THE OTHER DOCUMENTS.
          g. Parties to Pay Own Expenses. Each of the parties to this Agreement shall be responsible and liable for its own expenses incurred in connection with the preparation of this Agreement, the consummation of the transactions contemplated by this Agreement and related expenses.
          h. Successors. This Agreement shall be binding upon the parties and their respective heirs, executors, administrators, legal representatives, successors and assigns; provided, however, that neither party may assign this Agreement or any of its rights under this Agreement without the prior written consent of the other party.
          i. Further Assurances. Each party to this Agreement agrees, without cost or expense to any other party, to deliver or cause to be delivered such other documents and instruments as may be reasonably requested by any other party to this Agreement in order to carry out more fully the provisions of, and to consummate the transaction contemplated by, this Agreement.
          j. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
          k. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties with the advice of counsel to express their mutual intent, and no rules of strict construction will be applied against any party.
          l. Headings. The headings in the Sections of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Brookside Technology Partners, Inc.
By:
Michael Dance, President

Cruisestock, Inc.
By:
Ruth Shepley, President, Chief Executive
Officer, Chief Financial Officer

Seller:

Ruth Shepley, individually